EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-195972, 333-201174, 333-204012, 333-219563, and 333-237613 on Form S-8 of our report dated February 23, 2022, relating to the consolidated financial statements of Magnite, Inc. and subsidiaries and the effectiveness of Magnite, Inc.’s internal controls over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 23, 2022